Exhibit 21.1

REPUBLIC COMPANIES GROUP, INC. SUBSIDIARIES

1.	Republic Companies, Inc., a Delaware corporation formed in 2003.

2.	Republic Home Protectors, Inc., a Texas corporation formed in 2004.

3.	Republic Group No. Two Company, a Missouri corporation formed in 1965.

4.	Eagle General Agency, Inc., a Texas corporation formed in 1974.

5.	Republic Underwriters Insurance Company, a Texas corporation formed in 1965.

6.	RIG Capital Trust I, a Delaware statutory trust formed in 2003.

7.	RIG Capital Statutory Trust II, a Connecticut statutory trust form in 2003.

8.	Southern County Mutual Insurance Company, a Texas county mutual formed in 1955.

9.	Republic-Vanguard Insurance Company, an Arizona corporation formed in 1981.

10.	Southern Underwriters Insurance Company, an Oklahoma corporation formed in 1997.

11.	Republic Diversified Services, Inc., a Delaware corporation formed in 1993.

12.	Southern Vanguard Insurance Company, a Texas corporation formed in 1998.

13.	Republic Fire and Casualty Insurance Company, an Oklahoma corporation formed in 1997.

14.	Republic Lloyds, a Texas lloyds plan formed in 1954.

15.	Southern Insurance Company, a Texas corporation formed in 1947.

16.	Seguros Atlas, S.A., a corporation formed in 1941 under the laws of the Republic of Mexico.